                                  EXHIBIT 6.


  OPINION AND CONSENT OF RICHARD R. GREER AS TO ACTUARIAL MATTERS PERTAINING
                      TO THE SECURITIES BEING REGISTERED

                                PFL Letterhead


December 18, 2000


PFL Life Insurance Company
4333 Edgewood Road, NE
Cedar Rapids, Iowa 52499

        RE:     REGISTRATION NO. 333-47644; 811-9115

Gentlemen:

        This opinion is furnished in connection with the registration by PFL Life Insurance Company of a flexible premium variable life insurance policy ("Policy") under the Securities Act of 1933. The prospectus included in the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 describes the Policy. The form of Policy was prepared under my direction, and I am familiar with the Registration Statement and exhibits thereof.

        In my opinion, the illustrations of death benefits, cash values and net surrender values included in the prospectus, based on the assumptions stated in the illustrations, are consistent with the provisions of the respective forms of the Policies.

        I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the heading "Experts" in the prospectus.

Very truly yours,


/s/ RICHARD R. GREER
--------------------------------
Richard R. Greer, FSA, MAAA
Vice President and Actuary